UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 11, 2006
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain "Agreement In Principle" (the "Agreement In Principle"), originally dated for reference October 17, 2006 as subsequently executed and recently ratified by the Board of Directors of MIV Therapeutics, Inc. (the "Company"), as entered into among the Company, Rajesh Vaishnav (the principal "Vendor") and BioSync Scientific Pvt. Ltd. ("BioSync Scientific"), the Company therein agreed, subject to numerous conditions precedent (collectively, the "Conditions Precedent"), to acquire all of the issued and outstanding shares (collectively, the "Purchased Shares") of BioSync Scientific from the Vendor.

In accordance with the terms and conditions of the Agreement In Principle, the total purchase price for all of the Purchased Shares is:

    the issuance at closing (the "Closing") to the order an direction of the Vendor of 50,000 common shares from the treasury of the Company (each a "Share"), at a deemed issuance price of U.S. $0.50 per Share; and

    the satisfaction at closing of any and all indebtedness of BioSync Scientific to any institutional creditor(s) who may have security over the assets of the Vendor in accordance with the terms and conditions laid down in each of the present "Loan/Financial Assistance Agreement", "Deed of Hypothecation/Mortgage", "Deed of Guarantee" and any other documents signed by any such institutional creditors, BioSync Scientific and/or the Vendor to secure repayment of such indebtedness of BioSync Scientific; presently estimated at approximately U.S. $450,000.

In addition, and again in accordance with the terms and conditions of the Agreement Principle, at closing it is presently envisioned that the Vendor will be employed as the Chief Executive Officer of BioSync Scientific under such final and commercially competitive compensation terms as may be determined; with the understanding that the Vendor will be provided with such operational and administrative supervisory duties and responsibilities over BioSync Scientific's business affairs as may then be required in order to further the development of the Company's then collective business interests.

The completion of the transactions comprising the Company's proposed purchase under the Agreement In Principle is subject to a number of Conditions Precedent including, but not limited to: (i) if required, the execution of a formal agreement as between the Company, BioSync Scientific and the Vendor; (iii) if required under applicable corporate and securities laws, the receipt of all necessary approvals from any regulatory authority having jurisdiction over the transactions contemplated by the Agreement In Principle on or before December 31, 2006; and (iv) the closing of the proposed purchase prior to January 31, 2007.

The Company is informed that BioSync Scientific is a body corporate subsisting under and registered pursuant to the laws of India and is presently engaged, among other things, in the business of designing, manufacturing and marketing coated and non-coated vascular stents and PTCA accessories.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events.

Attached as an Exhibit to this Current Report is a copy of the Company's News Release, dated December 11, 2006, which references the Company's proposed purchase of BioSync Scientific under the attached Agreement In Principle.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Agreement In Principle, dated for reference October 17, 2006, as entered into among the Company, BioSync Scientific and the Vendor.
99.1	News Release of the Company dated December 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: December 11, 2006.	By: "Patrick A. McGowan" ___________________________________ Patrick A. McGowan Secretary, Chief Financial Officer, Executive Vice President, Principal Accounting Officer and a director

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